UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2019 (July 18, 2019)

AS CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55999	83-2187195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3609 Hammerkop Drive North Las Vegas, NV	89084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +60 17 380 2755

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	ASIN	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01	Changes in Control of Registrant.

On June 4, 2019, AS Capital, Inc., a Nevada corporation (“we,” “ASIN” or the “Company”), XRC, LLC, a Colorado limited liability company (“XRC”) and Xue Ran Gao (“Purchaser”) entered into a Stock Purchase Agreement (the “SPA”), pursuant to which Purchaser agreed to purchase from XRC 11,000,000 shares of common stock of the Company, par value $0.0001, and 964 shares of Series A Preferred Stock of the Company, par value $0.0001 (collectively, the “Shares”), for aggregate consideration of Four Hundred Thousand Dollars ($410,000) in accordance with the terms and conditions of the SPA. XRC is the controlling shareholder of the Company. The acquisition of the Shares consummated on July 18, 2019, and the Shares were ultimately purchased by the following three individuals using their own personal funds:

Name	No. of Shares	Percentage of Issued and Outstanding	Consideration
Xue Ran Gao	8,581,063 of Common Stock; 964 shares of Series A Preferred Stock	76.61%	$319,840
Yan Hua Zhang	1,935,633 of Common Stock	17.28%	$72,146
Kwok Chiu Kris Cheung	483,304 of Common Stock	4.3%	$18,014

Ms. Gao holds a controlling interest in the Company and may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

Upon the consummation of the sale of the Shares, Chris Lotito, our Chief Executive Officer and sole director, and John Karatzaferis, our President, resigned from all of their positions with the Company, effective July 18, 2019. Their resignations were not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Concurrently with such resignations, Xue Ran Gao was appointed to serve as the Chief Executive Officer, Chief Financial Officer, President, Secretary and sole Director of the Company, until the next annual meeting of stockholders of the Company and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. None of the directors or executive officers has a direct family relationship with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer. Ms. Gao will serve in her positions without compensation. The Company hopes to enter into a compensatory arrangement with each officer in the future.

The following is additional information regarding our sole director and executive officer.

Xue Ran GAO, age 44, has served as the Deputy General Administrative Manager of Jiangdong KOTO Electric (Tangshan) CO.,LTD. since January 2006. From 1998 to 2005, she was the administrative manager at NGK (Tangshan) Electroceramic Co., Ltd. Ms. Gao received her undergraduate diploma in Japanese language and culture in 1998 from Hebei University, College of Foreign Languages.  She holds certificates JLPT-N1, 2nd-level Enterprise HR Manager, Assistant Translator. Ms. Gao brings to our Company her general business experience with a focus in the translation industry.

The Form 10 information required hereunder is provided in Amendment No. 5 to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on July 17, 2019.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure provided in Item 5.01 above is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AS Capital, Inc.
Dated: July 18, 2019

	By:	/s/ Xue Ran Gao
Xue Ran Gao
Chief Executive Officer, Chief Financial Officer, President, and Secretary

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